United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                  SCHEDULE 14A
                                 (Rule 14a-101)

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                            SCHEDULE 14A INFORMATION

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                        Marsh & McLennan Companies, Inc.
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                (Name of Registrant as Specified In Its Charter)

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Attached hereto is a letter to employees from Michael G. Cherkasky, the president and chief executive officer of Marsh & McLennan Companies, Inc. ("MMC") and an excerpt from the scripted comments prepared for Mr. Cherkasky to use in a conference call with investors scheduled for 10:00 a.m. on Tuesday, March 1, 2005, both relating to a proposal to be considered by stockholders of MMC at the 2005 Annual Meeting of Stockholders to be held on May 19, 2005 (the "2005 Annual Meeting").


MMC has not commenced the exchange offer referred to in the attachments or filed the proxy statement for the 2005 Annual Meeting. When the exchange offer is commenced, MMC will provide eligible optionholders with written materials explaining the precise terms and timing of the exchange offer. The tender offer materials and the proxy statement will contain important information for optionholders and stockholders, respectively, and should be read carefully by them prior to tendering or voting. These written materials and other documents will be filed by MMC with the Securities and Exchange Commission and may be obtained free of charge from the Securities and Exchange Commission's website at www.sec.gov. If necessary, MMC stockholders may obtain a written copy of the proxy statement and eligible MMC optionholders may obtain a written copy of the tender offer statement, when available, by contacting MMC Corporate Development at (212) 345-5475.



Attachments:

(1) Letter to Employees from Michael G. Cherkasky, president and CEO of MMC.

(2) Excerpt from scripted comments to be used by Michael G. Cherkasky, president and CEO of MMC, in investor conference call on Tuesday, March 1, 2005.

                                                                  Attachment (1)





To:            All MMC Employees
Date:          March 1, 2005
From:          Michael Cherkasky
Subject:       Stock Option Exchange Proposal



As we focus our efforts on MMC's future performance, we need to ensure that our employees are motivated and rewarded for their contributions to our future success. Stock options - the right to buy MMC stock at a future date at a fixed exercise price - are a key form of long-term incentive compensation for senior professionals. At this point, however, more than 85% of the outstanding stock options are "underwater," meaning they were granted at exercise prices higher than MMC's current share price. These stock options are not providing effective incentives for future performance.

After considerable study, we determined that a stock option exchange program for certain deeply underwater options is appropriate and in the interests of optionholders, shareholders and our company. I am pleased to announce that on February 26, 2005, MMC's Board of Directors approved, subject to stockholder approval, a proposed stock option exchange program for non-executive officer optionholders. Under the proposed stock option exchange program, non-executive officer optionholders may elect to exchange certain eligible MMC stock options for a lesser number of new stock options with an exercise price equal to the fair market value of MMC common stock at the time of the exchange.

Some key points about the stock option exchange proposal are as follows:

       o MMC's most senior executive officers are excluded from the exchange program.

       o Only stock options underwater by 25% or more would be eligible for the exchange program.

       o Exchange ratios would be set with the intention that optionholders receive stock options that have a value that is equal to 90% of the value of the exchanged stock options.

The stock option exchange proposal will be included in the MMC 2005 Proxy Statement, and will be voted on by MMC shareholders at the 2005 Annual Meeting to be held on May 19, 2005. If shareholder approval is secured, we anticipate opening the offer to exchange stock options shortly thereafter. At that time, optionholders will receive detailed information on eligible stock options and the exchange process.

This is a pivotal time for MMC. I am confident we can succeed by delivering our best performance. Aligning our compensation programs to encourage that performance is an important step.














MMC has not commenced the exchange offer referred to in this communication or filed the proxy statement for the 2005 Annual Meeting. When the exchange offer is commenced, MMC will provide eligible optionholders with written materials explaining the precise terms and timing of the exchange offer. The tender offer materials and the proxy statement will contain important information for optionholders and stockholders, respectively, and should be read carefully by them prior to tendering or voting. These written materials and other documents will be filed by MMC with the Securities and Exchange Commission and may be obtained free of charge from the Securities and Exchange Commission's website at www.sec.gov. If necessary, MMC stockholders may obtain a written copy of the proxy statement and eligible MMC optionholders may obtain a written copy of the tender offer statement, when available, by contacting MMC Corporate Development at (212) 345-5475.

                                                                  Attachment (2)



Excerpt from Script for Investor Conference Call Scheduled for 10:00 a.m., March 1, 2005.


Our board, on the recommendation of management, has agreed to ask the shareholders to approve an employee options value for value exchange. Our employees will be offered 90% of the Black Scholes value of their underwater options. This will allow our employees to voluntarily exchange a greater number of higher priced out of the money options and obtain a lower number of options at market price. We believe this will be in the shareholders interest as it will help us with retention, but will also allow us to remove a substantial piece of the option overhang. This program, in addition to the cash incentive retention programs that run through November 2005, and ongoing option awards plan, is necessary in our opinion, as we reduce fixed benefits, reduce our work force and make compensation more variable.